UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 8, 2017

Aerohive Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36355	20-4524700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 McCarthy Boulevard

Milpitas, CA 95035

(Address of Principal Executive Offices including Zip Code)

Steve Debenham, Vice President, General Counsel and Secretary

(408) 510-6100

(Name and telephone number, including area code of the person to contact in connection with this report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Certain Officers.

On November 1, 2017, Aerohive Networks, Inc. (the “Company”) announced the departure of Thomas Wilburn, who was our Senior Vice President, Worldwide Field Operations. Termination of Mr. Wilburn’s employment with the Company was effective as of November 8, 2017. Mr. Wilburn will assist with the transition of his responsibilities under a consulting arrangement with the Company, which expires February 9, 2018. During the term of the consulting arrangement, Mr. Wilburn will continue to vest under equity awards existing as of termination of his employment (which such awards will remain subject to all terms and conditions of vesting and exercise as provided from the equity plans from which such awards issued), but Mr. Wilburn will not receive additional compensation.

The foregoing summary of Mr. Wilburn’s compensation under his consulting arrangement is qualified in its entirety by reference to the text of his Independent Consultant and Contractor Agreement, dated November 8, 2017, a copy of which will be filed with the Company’s annual report on Form 10-K for the period ended December 31, 2017.

This information furnished under Item 5.02 of Form 8-K, “Departure of Certain Officers, et al.,” shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROHIVE NETWORKS, INC.

By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary

Date: November 13, 2017